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EXHIBIT 10.5

                                TEAMING AGREEMENT

         This Teaming Agreement (hereinafter "Agreement") is made and entered into as of the date last signed by and between ENMAX Corporation, a Utah Corporation, (hereinafter called "ENMAX") and ENVIRONMAX.COM, Inc., a Utah corporation (hereinafter referred to as "ENVIRONMAX"). All of the above aforementioned are hereinafter referred to as "the Parties."

                                    RECITALS

         WHEREAS, the Government has issued, or intends to issue Requests for Proposals and/or other forms of business opportunities for procurement of various products and/or services, (hereinafter "Business Opportunities"); and

         WHEREAS, the Government intends to procure some of the Business Opportunities under 8(a) program; (hereinafter "the Program"); and

         WHEREAS, ENMAX is a qualified 8(a) concern; and

         WHEREAS, the parties intend to submit proposals in response to certain Business Opportunities with one of the Parties assuming the role of prime contractor; and

         WHEREAS, the other Party is desirous of participating as a subcontractor under the selected Business Opportunities; and

         WHEREAS, the respective capabilities of the Parties hereto complement one another, and it appears to be in the best interest of both Parties hereto to work jointly in the bidding, sale, and delivery of the supplies and services being acquired under the Program (FAR Subpart 9.6, "Contract Team Arrangements"); and

         WHEREAS, the Parties wish to form a teaming arrangement and to define their respective rights, duties, and obligations thereunder;

         NOW, THEREFORE, and in consideration of the mutually binding covenants and conditions set forth herein, the Parties hereto mutually agree as follows:

XVIII.   Objective and Duration

         18.1 The objective and sole intent of this Teaming Agreement shall be to cooperate in marketing for specific Business Opportunities and/or preparing, submitting proposals and negotiating, in attempts to obtain awards for the contract resulting from the Business Opportunities identified in Addendum A .

         18.2 One of the Parties is to be identified as the Prospective Prime Contractor for each Business Opportunity listed on Addendum A. The other Party will be the Prospective Subcontractor in accordance with the provisions of this Agreement.

         18.3 The Parties intend that each addition of a project to the table in Addendum A shall be interpreted as a separate, independent agreement comprising all of the provisions contained in this Agreement.

         18.4 It is expressly understood that in the event of contract award to the Prospective Prime Contractor under an identified Business Opportunity, the Parties may enter into negotiations for a subcontract to perform the work scope contemplated by the Parties as subsequently amended in the prime contract negotiation.

         18.5 Except for those obligations regarding proprietary data, which shall survive this Agreement, for each of the Business Opportunities identified in Addendum A, this Agreement shall remain in effect until any one of the following occurs:

                  (a) Award of a contract for the Business Opportunity identified in Addendum A to a prime contractor is prohibited by congress or a government entity with authority to terminate said program.

                  (b) Cancellation of the program by the Government.

                  (c) Mutual agreement of the Parties to terminate this Agreement with a minimum of ninety (90) days written notice by either Party.

                  (d) Award of the contract for the identified Business Opportunity to the Prospective Prime Contractor and execution and approval of a corresponding subcontract with the Prospective Subcontractor under the terms of this Agreement, effective for the entire term of the contract including all option periods and extensions as may be exercised by the Government.

                  (e) The indictment, suspension or debarment by the Government of either Party.



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                  (f) Modification of the Solicitation by the Government
changing the 8(a) program status of the Business Opportunity.

                  (g) Failure of the Prospective Prime Contractor to maintain its status as an 8(a) firm with the required qualifications necessary to be an eligible bidder.

                  (h) Official notice by the Government (or the Government's contractor if the Business Opportunity is for a subcontract) that the Prospective Subcontractor will not be approved as a subcontractor.

         18.6 Notwithstanding the provisions of paragraph 1.5(f) above, the Parties may mutually agree in writing to continue this Agreement in effect whether the Business Opportunity's 8(a) status is changed.

         18.7 Notwithstanding the provisions of paragraph 1.5(g) above, the Parties may mutually agree in writing to reverse the roles as Prospective Prime Contractor and Prospective Subcontractor to continue this Agreement in effect if the original Prospective Prime Contractor failed to maintain its 8(a) qualifications.

XIX.     Proposal Preparation

         19.1 The Prospective Prime Contractor shall have the primary responsibility for the preparation of all technical and non-technical aspects of the proposal including but not limited to:

                  (a) Marketing and promotional efforts;

                  (b) Proposal content, assembly and production;

                  (c) Liaison with Government customer personnel; and

                  (d) Oral discussions and negotiations, if held.

         19.2 The Prospective Subcontractor agrees to use its best efforts in supporting the Prospective Prime Contractor during the proposal preparation and negotiation activities of the Business Opportunity. Each Party shall contribute to the preparation of the proposal to the extent necessary to assure the inclusion of a thorough and accurate description of its responsibilities in the proposal. Each Party shall provide all required past performance information, technical proposal material, management information, schedule information, fully burdened cost data, pricing data and all representations and certifications applicable to the Business Opportunity. Each Party further agrees to furnish such additional information, assistance support, and cooperation as may be reasonably required in pursuit of the award of the prime contract during the pre-award period. The Prospective Subcontractor shall at all times be entitled to receive, upon reasonable request, documentation and information concerning oral discussions and negotiations between the Prospective Prime Contractor and the procuring agency. Nonetheless, in the preparation and submission of the proposal for the Business Opportunity, each Party will bear its own costs.

         19.3 The Prospective Prime Contractor will prepare data required for any proposals and integrate the data with that of the Prospective Subcontractor. The Prospective Subcontractor shall be identified in the proposal as the subcontractor to provide the following services:

                  (a) Management Assistance

                  (b) Providing software and programs

                  (c) Training

                  (d) Assistance in contract negotiations

                  (e) Technical Support

                  (f) Local area personnel, area personnel recruitment

                  (g) Proposal preparation assistance

         19.4 The Prospective Prime Contractor agrees that it will provide adequate notice to the Prospective Subcontractor of the work to be performed by the Prospective Subcontractor as defined, with such terms and conditions as may be required to reflect the prime contract and to include such other terms as may be mutually agreed upon by the Parties. The Parties agree and acknowledge that the extent of task support required by the Prospective Prime Contractor may vary as a result of its prime contract negotiations with the procuring agency, therefore, it is anticipated that the work scope assigned by the Prospective Prime Contractor will be increased or decreased as appropriate in response to the variances, if any, to the overall effort as proposed. In any event if applicable under an 8(a) Business Opportunity, the Prospective Prime Contractor's portion of the overall Program shall not be less than 51% of the total cost of the contract performance incurred for personnel (FAR 52.219-14 Limitations on Subcontracting). The subcontract price shall be as negotiated between the Parties after conduct of such costs and/or price analysis as may be required by Federal Acquisition Regulation (FAR), the Defense FAR Supplement (DFARS), or any subordinate agency supplemental regulations if applicable.

         19.5 If, during the technical or business negotiations prior to finalization of the prime contract arrangements related to the Business



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Opportunity, it becomes apparent to the Parties that the Prospective Prime
Contractor must modify or reduce the scope referred to in the proposal, then the Prospective Prime Contractor and the Prospective Subcontractor will negotiate the revised requirements to adjust to their respective work scope and the value of the prime contract and subcontract. The Prospective Prime Contractor will in no way modify the proposal during the discussions or negotiations as to either increase the risk of performance to, or decrease potential cost or fee recovery by the Prospective Subcontractor unless the Prospective Subcontractor specifically approves such modification.

         19.6 Except as may be otherwise agreed upon in writing, for Business Opportunities that are issued for products or services, neither Party shall participate with third parties with regard to duplicate, parallel proposal activities covering the Business Opportunities identified in Addendum A. It is agreed that the Prospective Subcontractor will not compete independently as prime contractor, participate with other companies, make proposals or agreements in support of the efforts of other firms or teams competing on the Business Opportunities, nor engage in related efforts other than as a prospective prime or subcontractor hereunder with the Prospective Prime Contractor. However, if either Party is disqualified for any reason by the procuring agency or office responsible for a Business Opportunity or should either Party elect not to participate in the Business Opportunity or fails to commit the necessary resources and effort to reasonably demonstrate to the other Party that the Party wants to win the contract award, the other Party may upon ten (10) days notice pursue the activity necessary to give the other Party the opportunity to win the work required by the Business Opportunities, including participating with other firms. The Party receiving notice under this paragraph shall have an additional five days to correct the reason for which the notice was sent.

XX.      Formation of a Performance Entity

         20.1 Should the Prospective Prime Contractor be awarded the prime contract as a result of this Agreement, the Parties agree to enter into good faith negotiations intending to culminate in a subcontract to be awarded to the Prospective Subcontractor for its area of interest identified in the proposal, subject to the necessary government approvals, required flow down clauses and negotiation of mutually acceptable price, delivery, and terms and conditions. The Prospective Prime Contractor will designate an employee as the Executive Project Manager responsible for contract performance. All tasks for which the Prospective Subcontractor is responsible shall be performed by the Prospective Subcontractor at the direction, and under the supervision, of the Prospective Prime Contractor. Except as may be otherwise agreed in writing by the Parties, each of the Parties shall bear its own expenses for its own performance of the proposal work, subcontract, and related work.

XXI.     General Provisions

         21.1 During the term of this Agreement, the Prospective Prime Contractor and the Prospective Subcontractor, to the extent of their right to do so, shall exchange such data as is reasonably required for each to perform its obligations hereunder. The Prospective Prime Contractor and the Prospective Subcontractor each agree to comply with the provisions of the following "Disclosure Agreement" (i.e., all paragraphs subordinate to this paragraph 4.1) with regard to the administration of proprietary data.

                  21.1.1 Information and data which the disclosing Party considers to be either propriety or competition sensitive and so indicates by an appropriate identification shall be called "Proprietary Information" and shall be subject to the following provisions.

                  21.1.2 In consideration for the disclosure of Proprietary Information, the Parties agree that each shall use its reasonable best efforts to keep in confidence and not disclose to any person or entity outside of the respective organizations, or to any unauthorized person within their organizations, for a period of ten (10) years from the day of receipt thereof, any of the other Party's Proprietary Information. Reasonable best efforts are defined to be the same degree of care that the Party receiving Proprietary Information uses to protect its own Proprietary Information of a similar nature. Neither Party shall be liable for use or disclosure of any such Proprietary Information if the same (i) is in the public domain at the time it was disclosed, or thereafter enters the public domain without breach of this Agreement; (ii) can be shown by prior documents or other competent evidence to be known to the Party receiving it at the time of disclosure; (iii) is used or disclosed by accident, inadvertence, or mistake despite the exercise of said reasonable best efforts; (iv) is used or disclosed with the prior written approval of the other Party; (v) is independently developed by the receiving Party; (vi) becomes known to the receiving Party without similar restrictions from a source having a legal right to disclose such information and who owes no obligations of confidence with respect to the owning Party; (vii) was not reduced to writing and identified in writing as Proprietary Information subject to this Agreement; (viii) is disclosed by the owning Party to a third party without restrictions similar to those in this Agreement; or (ix) is used or disclosed after a period of ten (10) years from date of receipt.

                  21.1.3 Neither Party shall be liable in damages for any inadvertent disclosure where the customary degree of care as previously defined has been exercised; provided that upon discovery of such inadvertent disclosure, it shall have endeavored to prevent any further inadvertent disclosure.

                  21.1.4 If Proprietary Information is disclosed orally or visually, such oral or visual information shall be reduced to writing promptly by the disclosing Party and every page of such writing containing Proprietary
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Information shall be clearly identified as described hereinabove. Said writing shall be delivered to the receiving Party within thirty (30) days after disclosure thereto of said Proprietary Information.

                  21.1.5 Should the Party receiving Proprietary Information be faced with legal action or a requirement under Government regulations to disclose Proprietary Information received hereunder, the receiving Party shall forthwith notify the Party furnishing Proprietary Information, and upon the request of the latter, shall cooperate with the Party furnishing Proprietary Information in contesting such a disclosure. Except in connection with failure to discharge responsibilities set forth in the preceding sentence, neither Party shall be liable in damages for any disclosures pursuant to judicial action or Government regulations.

                  21.1.6 The Parties agree that the Party receiving Proprietary Information under the Agreement shall not authorize directly or indirectly further disclosure to any sources for use in any country in contravention of the export laws, or other laws or regulations, of the United States.

                  21.1.7 No license under any patents, or to use (except pursuant to this Agreement) the technology being transmitted, is granted or conveyed by one Party's disclosing Proprietary Information or other information to the other Party hereunder nor shall such a disclosure constitute any representation, warranty, assurances, guaranty, or inducement by the disclosing Party to the other Party with respect to infringement of patent or other rights of others.

                  21.1.8 This Agreement shall apply in lieu of and not withstanding the proprietary or restrictive legends or statements associated with any particular Proprietary Information furnished hereunder.

                  21.1.9 Each Party represents that, to the best of its knowledge, it has the right to disclose, transmit, or otherwise dispose of the Proprietary Information that it discloses or transmits under this Agreement.

                  21.1.10 Proprietary Information furnished hereunder shall remain the property of the furnishing Party and shall be returned to it or destroyed promptly at is request together with all copies made thereof by the receiving Party hereunder, and any other media which incorporated the Proprietary Information in any respect.

         21.2 Inventions made in connection with performance under this Agreement shall remain the property of the originating Party. In the event of joint inventions, the Parties shall establish their respective rights and shall be entitled to participate equally in any said joint invention. In this regard, it is recognized and agreed that the Parties may be required to and shall grant license or other rights to the Government to inventions, data, and information under such standard provisions which may be contained in the Government prime contract contemplated by this agreement, provided, however, such license or other rights shall not exceed those required by said Contract.

         21.3 All communications relating to this Agreement shall be directed only to the specific person designated to represent the Prospective Prime Contractor and the Prospective Subcontractor on this agreement. These appointments shall be kept current during the period of the Agreement.

                  All notices to ENMAX shall be addressed to:

                           ENMAX Corporation
                           4190 South Highland Drive
                           Suite 210
                           Salt Lake City, Utah 84124
                             Phone (801) 424-0200 Fax (801) 424-0300
                           Attention:  Robert F. Craig, President, & CEO

                  All notices to THE ENVIRONMAX GROUP, shall be addressed to:

                           ENVIRONMAX.COM, Inc.
                           4190 South Highland Drive
                           Suite 210
                           Salt Lake City, Utah 84124
                             Phone (801) 424-0200 Fax (801) 424-0300
                           Attention:  Robert F. Craig, President, & CEO

         21.4 No publicity or advertising shall be released by either ENMAX or ENVIRONMAX in connection with this Agreement or any proposal contemplated hereby without the prior written approval of the other. Neither Party, however, shall be precluded from revealing the content of this Agreement to the Government. In the event of any contract award contemplated by this Agreement, neither Party shall make any release for publication in media intended for public circulation without the other Party's prior approval thereof.

         21.5 The Prospective Prime Contractor shall conduct all communications with the customer and with other organizations, as required, to perform its role as prime contractor. All work products will be delivered to the designated customer entity by the Prospective Prime Contractor or at the Prospective Prime Contractor's direction.

         21.6 This Agreement shall not constitute, create, give effort to, or otherwise recognize a joint venture pooling arrangement, partnership or formal business organization of any kind. Neither Party may assign or transfer its interest herein without the prior written consent of the other. Each Party will
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earn its own profits or bear its own losses of its contract or subcontract performance.

         21.7 This Agreement applies only to cooperative efforts of the Parties in connection with the Business Opportunities identified in Addendum A. This Agreement does not prevent or encumber either Party from pursuing other business opportunities. Nothing contained herein shall restrict either Party from quoting, offering to sell, or selling to others, any items or services which it regularly offers for sale, which are not unique to this Agreement and which may be included in the prime proposal. Further, it is not the intent of this Agreement to restrict the Government's right to full competition.

         21.8 The validity, construction, scope, and performance of this Agreement shall be governed by the laws of the state of Utah. The invalidity or unenforceability of any part of this Agreement for any reason whatsoever shall not affect the validity or enforceability of the remainder.

         21.9 This Agreement contains the entire agreement of the Parties superseding any previous understanding, commitments or agreements, oral or written with respect to the subject matter thereof, except the Disclosure Agreement set forth herein.

XXII.    Execution and Effectivity

         22.1 IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year last signed and it is effective as of the date last signed.

ENVIRONMAX.COM, INC.                          ENMAX Corporation





By:                                         By:
   ---------------------------------           ---------------------------------
                                               Charles M. Meredith

                                               Executive Vice President



Date:                                       Date:
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